Investor Contact: Martie Edmunds Zakas
FOR IMMEDIATE RELEASE     Sr. Vice President - Strategy, Corporate Development
October 28, 2014                                            & Communications
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Sr. Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS 2014 FOURTH QUARTER
AND FULL YEAR RESULTS

•	Increased quarterly net sales 9.4 percent to $320.7 million.

•	Grew quarterly operating income 29.5 percent to $43.0 million and increased adjusted operating income 29.0 percent to $43.1 million.

•	Increased adjusted EBITDA by 18.9 percent over the prior year quarter to $57.3 million.

•	Achieved quarterly income from continuing operations per diluted share of $0.16 compared with $0.10, and adjusted income from continuing operations per diluted share of $0.12 compared with $0.08.

•	Generated free cash flow of $75.2 million, up 28.1 percent from the prior year quarter.

•	Grew full year income from continuing operations per diluted share to $0.34 from $0.22, and adjusted income from continuing operations per diluted share to $0.30 from $0.18.

ATLANTA - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its fiscal fourth quarter ended September 30, 2014, net sales were $320.7 million, an increase of 9.4 percent over the prior year. Operating income was $43.0 million compared with $33.2 million in the prior year, an increase of 29.5 percent, and adjusted operating income was $43.1 million compared with $33.4 million in the prior year, an increase of 29.0 percent. Income from continuing operations per diluted share increased to $0.16 from $0.10 in the prior year, and adjusted income from continuing operations per diluted share increased to $0.12 from $0.08. Adjusted EBITDA increased to $57.3 million from $48.2 million in the prior year. Free cash flow was $75.2 million compared with $58.7 million in the prior year.

For the full year, net sales were $1,184.7 million, an increase of 5.7 percent over the prior year. Operating income was $124.1 million compared with $97.3 million in the prior year, an increase of 27.5 percent, and adjusted operating income was $127.2 million compared with $98.8 million in the prior year, an increase of 28.7 percent. Income from continuing operations per diluted share increased to $0.34 from $0.22 in the prior year; and adjusted income from continuing operations per diluted share increased to $0.30 from $0.18. Adjusted EBITDA increased to $183.9 million from $158.0 million in the prior year. Free cash flow was $110.7 million compared with $77.6 million in the prior year.

"We had a strong fourth quarter with net sales up 9 percent, operating income up 30 percent and adjusted EBITDA up 19 percent," said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products.

"In the fourth quarter, Mueller Co.’s 11.5 percent increase in net sales, 27.2 percent increase in adjusted operating income and 220 basis points improvement in adjusted operating margin to 18.0 percent were primarily attributable to growth in its domestic end markets and improved operating leverage.

"Anvil had its strongest year-over-year net sales growth of fiscal 2014, with fourth-quarter net sales increasing 5.4 percent.

"Coming on top of improvements in the three preceding quarters of the year, this quarter’s results made fiscal 2014 another strong year for Mueller Water Products. Adjusted income from continuing operations increased 74 percent year-over-year to $48.9 million. We generated free cash flow of $110.7 million, an increase of $33.1 million, or 43 percent, year-over-year; and reduced net debt leverage to 2.1x compared with 3.0x at the end of fiscal 2013. Adjusted EBITDA margin at Mueller Co. was 21.3 percent and at Anvil was 14.1 percent for fiscal 2014.

“We are also pleased with the progress we made in fiscal 2014 in expanding our portfolio of leak detection technologies, including the introduction of 24/7 fixed leak detection monitoring for both transmission and distribution mains.  While these solutions were only recently introduced, we are excited about their longer-term growth potential.

"Our 2014 performance also reflects importantly the ongoing operating improvements we have made over the past several years and continue to pursue, as well as the increase in volume we have realized as our end markets have improved."

Fourth Quarter Consolidated Results

Net sales for the 2014 fourth quarter increased $27.5 million, or 9.4 percent, to $320.7 million as compared with $293.2 million for the 2013 fourth quarter, due primarily to higher shipment volumes at both Mueller Co. and Anvil.

Adjusted operating income for the 2014 fourth quarter increased 29.0 percent to $43.1 million as compared with $33.4 million for the 2013 fourth quarter. This increase was due primarily to higher shipment volumes at both Mueller Co. and Anvil.

Fourth Quarter Segment Results

Mueller Co.

Net sales for the 2014 fourth quarter increased 11.5 percent to $213.0 million as compared with $191.0 million for the 2013 fourth quarter. This increase was due primarily to higher shipment volumes across most business lines.

Adjusted operating income for the 2014 fourth quarter improved 27.2 percent to $38.3 million as compared with $30.1 million for the 2013 fourth quarter. Adjusted operating margin for the 2014 fourth quarter improved 220 basis points to 18.0 percent as compared with 15.8 percent for the 2013 fourth quarter. The improvement was driven primarily by shipment volumes.

Anvil

Net sales for the 2014 fourth quarter increased 5.4 percent to $107.7 million as compared with $102.2 million for the 2013 fourth quarter. The increase in net sales resulted primarily from higher shipment volumes and higher prices.

Adjusted operating income for the 2014 fourth quarter was $16.8 million as compared with $12.9 million for the 2013 fourth quarter. The increase in adjusted operating income resulted primarily from higher shipment volumes and a gain on the sale of assets of $2.5 million.

Interest Expense, Net

Interest expense, net for the 2014 fourth quarter declined $0.7 million to $12.0 million as compared with $12.7 million for the 2013 fourth quarter. During the fourth quarter, we redeemed $55 million of our 7⅜ percent senior subordinated notes due 2017.

Income Taxes

For the 2014 fourth quarter, income tax expense was $3.8 million on income before income taxes of $30.0 million, or an effective income tax rate of 12.7 percent. The 2014 fourth quarter expense was reduced by $8.0 million related to a deferred tax asset valuation allowance adjustment. Excluding this adjustment, the effective income tax rate for the 2014 fourth quarter was 39.3 percent.

Use of Non-GAAP Measures

The Company reports its financial results under accounting principles generally accepted in the United States (“GAAP”), as well as through the use of non-GAAP measures. The Company presents adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, free cash flow, net debt and net debt leverage as non-GAAP measures. Adjusted operating income represents operating income excluding restructuring. This amount divided by net sales is adjusted operating margin. Adjusted EBITDA represents operating income excluding restructuring, depreciation and amortization. This amount divided by net sales is adjusted EBITDA margin. The Company presents adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin because these are measures management believes are frequently used by securities analysts, investors and other interested parties in the evaluation of financial performance. Adjusted income from continuing operations and adjusted income from continuing operations per diluted share exclude, on an after-tax basis, discontinued operations, restructuring, certain tax adjustments and expenses related to the early extinguishment of debt. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flows from operating activities less capital expenditures from continuing operations. It is presented as a measurement of cash flows because management believes it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt leverage represents net debt divided by trailing 12 months adjusted EBITDA. Net debt and net debt leverage are commonly used by the investment community as measures of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, October 29, 2014 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-866-418-8386. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding expected growth in our key end markets and anticipated stronger operating leverage. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. The piping component systems produced by Anvil help build connections that last in commercial, industrial and oil & gas applications. Visit us at www.muellerwaterproducts.com.

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MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,
	2014	2013
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$161.1	$123.6
Receivables, net	182.1	164.5
Inventories	198.0	208.5
Deferred income taxes	38.6	26.7
Other current assets	44.1	46.1
Total current assets	623.9	569.4
Property, plant and equipment, net	146.3	141.9
Intangible assets	533.6	553.1
Other noncurrent assets	13.3	17.5
Total assets	$1,317.1	$1,281.9

Liabilities and equity:
Current portion of long-term debt	$1.2	$1.3
Accounts payable	116.0	101.2
Other current liabilities	82.2	80.6
Total current liabilities	199.4	183.1
Long-term debt	544.4	599.5
Deferred income taxes	150.4	141.5
Other noncurrent liabilities	71.3	29.6
Total liabilities	965.5	953.7

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 159,760,671 and 158,234,300 shares outstanding at September 30, 2014 and 2013, respectively	1.6	1.6
Additional paid-in capital	1,582.8	1,584.4
Accumulated deficit	(1,173.7)	(1,229.2)
Accumulated other comprehensive loss	(60.7)	(28.6)
Total Company stockholders’ equity	350.0	328.2
Noncontrolling interest	1.6	—
Total equity	351.6	328.2
Total liabilities and equity	$1,317.1	$1,281.9

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Year ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in millions, except per share amounts)
Net sales	$320.7	$293.2	$1,184.7	$1,120.8
Cost of sales	219.4	204.4	836.8	807.6
Gross profit	101.3	88.8	347.9	313.2
Operating expenses:
Selling, general and administrative	58.2	55.4	220.7	214.4
Restructuring	0.1	0.2	3.1	1.5
Total operating expenses	58.3	55.6	223.8	215.9
Operating income	43.0	33.2	124.1	97.3
Interest expense, net	12.0	12.7	49.6	51.7
Loss on early extinguishment of debt	1.0	—	1.0	1.4
Income before income taxes	30.0	20.5	73.5	44.2
Income tax expense (a)	3.8	3.7	18.0	8.8
Income from continuing operations	26.2	16.8	55.5	35.4
Income (loss) from discontinued operations	—	(3.3)	—	5.4
Net income	$26.2	$13.5	$55.5	$40.8

Net income per basic share:
Continuing operations	$0.16	$0.11	$0.35	$0.23
Discontinued operations	—	(0.02)	—	0.03
Net income	$0.16	$0.09	$0.35	$0.26

Net income per diluted share:
Continuing operations	$0.16	$0.10	$0.34	$0.22
Discontinued operations	—	(0.02)	—	0.03
Net income	$0.16	$0.08	$0.34	$0.25

Weighted average shares outstanding:
Basic	159.7	158.2	159.2	157.7
Diluted	162.6	161.2	162.2	160.3

Dividends declared per share	$0.0175	$0.0175	$0.07	$0.07

(a) Income tax expense for the three months and year ended September 30, 2014 include income tax benefits of $8.0 million and $9.1 million, respectively, related to the release of deferred tax asset valuation allowances. Income tax expense for the three months and year ended September 30, 2013 include income tax benefits of $4.4 million and $8.9 million, respectively, related to the release of deferred tax asset valuation allowances originally charged to discontinued operations.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year ended
	September 30,
	2014	2013
	(in millions)
Operating activities:
Net income	$55.5	$40.8
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Income from discontinued operations	—	(5.4)
Depreciation	27.3	27.4
Amortization	29.4	31.8
Loss on early extinguishment of debt	1.0	1.4
Stock-based compensation	8.6	7.1
Deferred income taxes	15.6	7.3
Retirement plans	1.5	4.3
Other, net	0.7	2.3
Changes in assets and liabilities, net of acquisitions:
Receivables	(16.9)	0.9
Inventories	11.0	(25.9)
Other assets	3.6	1.8
Liabilities	10.3	20.3
Net cash provided by operating activities from continuing operations	147.6	114.1
Investing activities:
Capital expenditures	(36.9)	(36.5)
Business acquisitions, net of cash acquired	(10.0)	(0.2)
Proceeds from sales of assets	4.7	0.5
Net cash used in investing activities from continuing operations	(42.2)	(36.2)
Financing activities:
Debt paid	(55.7)	(23.2)
Dividends paid	(11.2)	(11.0)
Common stock issued	4.2	3.1
Shares retained for employee taxes	(3.1)	(1.5)
Payment of deferred financing fees	—	(0.7)
Sale of noncontrolling interest	1.7	—
Other	(1.1)	(2.4)
Net cash used in financing activities from continuing operations	(65.2)	(35.7)
Net cash flows from discontinued operations:
Operating activities	—	(4.9)
Investing activities	—	4.5
Net cash used in discontinued operations	—	(0.4)
Effect of currency exchange rate changes on cash	(2.7)	(1.2)
Net change in cash and cash equivalents	37.5	40.6
Cash and cash equivalents at beginning of year	123.6	83.0
Cash and cash equivalents at end of year	$161.1	$123.6

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Quarter ended September 30, 2014
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP Results:
Net sales	$213.0	$107.7	$—	$320.7

Gross profit	$68.1	$33.2	$—	$101.3
Selling, general and administrative	29.8	16.4	12.0	58.2
Restructuring	0.3	(0.2)	—	0.1
Operating income (loss)	$38.0	$17.0	$(12.0)	43.0
Interest expense, net				12.0
Loss on early extinguishment of debt				1.0
Income tax expense				3.8
Net income				$26.2

Net income per diluted share				$0.16

Capital expenditures	$9.0	$2.2	$0.2	$11.4

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$38.0	$17.0	$(12.0)	$43.0
Restructuring	0.3	(0.2)	—	0.1
Adjusted operating income (loss)	38.3	16.8	(12.0)	43.1
Depreciation and amortization	10.5	3.6	0.1	14.2
Adjusted EBITDA	$48.8	$20.4	$(11.9)	$57.3

Adjusted operating margin	18.0%	15.6%		13.4%
Adjusted EBITDA margin	22.9%	18.9%		17.9%

Adjusted income from continuing operations:
Net income				$26.2
Restructuring, net of tax				0.1
Deferred tax asset valuation allowance adjustment				(8.0)
Loss on early extinguishment of debt, net of tax				0.6
Adjusted income from continuing operations				$18.9
Adjusted income from continuing operations per diluted share				$0.12

Free cash flow:
Net cash provided by operating activities				$86.6
Less capital expenditures				(11.4)
Free cash flow				$75.2

Net debt (end of period):
Current portion of long-term debt				$1.2
Long-term debt				544.4
Total debt				545.6
Less cash and cash equivalents				(161.1)
Net debt				$384.5

Adjusted EBITDA:
Current quarter				$57.3
Three prior quarters				126.6
Adjusted EBITDA				$183.9

Net debt leverage (net debt divided by adjusted EBITDA)				2.1x

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Quarter ended September 30, 2013
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP results:
Net sales	$191.0	$102.2	$—	$293.2

Gross profit	$58.3	$30.5	$—	$88.8
Selling, general and administrative	28.2	17.6	9.6	55.4
Restructuring	0.3	—	(0.1)	0.2
Operating income (loss)	$29.8	$12.9	$(9.5)	33.2
Interest expense, net				12.7
Income tax expense				3.7
Income from continuing operations				16.8
Loss from discontinued operations				(3.3)
Net income				$13.5

Net income (loss) per diluted share:
Continuing operations				$0.10
Discontinued operations				(0.02)
Net income				$0.08

Capital expenditures	$8.5	$4.0	$0.1	$12.6

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$29.8	$12.9	$(9.5)	$33.2
Restructuring	0.3	—	(0.1)	0.2
Adjusted operating income (loss)	30.1	12.9	(9.6)	33.4
Depreciation and amortization	11.1	3.6	0.1	14.8
Adjusted EBITDA	$41.2	$16.5	$(9.5)	$48.2

Adjusted operating margin	15.8%	12.6%		11.4%
Adjusted EBITDA margin	21.6%	16.1%		16.4%

Adjusted income from continuing operation:
Net income				$13.5
Discontinued operations, net of tax				3.3
Restructuring, net of tax				0.1
Deferred tax asset valuation allowance adjustment				(4.4)
Adjusted income from continuing operations				$12.5
Adjusted income from continuing operations per diluted share				$0.08

Free cash flow:
Net cash provided by operating activities				$71.3
Less capital expenditures				(12.6)
Free cash flow				$58.7

Net debt (end of period):
Current portion of long-term debt				$1.3
Long-term debt				599.5
Total debt				600.8
Less cash and cash equivalents				(123.6)
Net debt				$477.2

Adjusted EBITDA:
Current quarter				$48.2
Three prior quarters				109.8
Adjusted EBITDA				$158.0

Net debt leverage (net debt divided by adjusted EBITDA				3.0x

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Year ended September 30, 2014
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP Results:
Net sales	$783.3	$401.4	$—	$1,184.7

Gross profit	$235.0	$112.9	$—	$347.9
Selling, general and administrative	110.5	70.7	39.5	220.7
Restructuring	2.2	0.9	—	3.1
Operating income (loss)	$122.3	$41.3	$(39.5)	124.1
Interest expense, net				49.6
Loss on early extinguishment of debt				1.0
Income tax expense				18.0
Net income				$55.5

Net income per diluted share				$0.34

Capital expenditures	$24.9	$11.6	$0.4	$36.9

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$122.3	$41.3	$(39.5)	$124.1
Restructuring	2.2	0.9	—	3.1
Adjusted operating income (loss)	124.5	42.2	(39.5)	127.2
Depreciation and amortization	42.1	14.2	0.4	56.7
Adjusted EBITDA	$166.6	$56.4	$(39.1)	$183.9

Adjusted operating margin	15.9%	10.5%		10.7%
Adjusted EBITDA margin	21.3%	14.1%		15.5%

Adjusted income from continuing operations:
Net income				$55.5
Restructuring, net of tax				1.9
Deferred tax asset valuation allowance adjustment				(9.1)
Loss on early extinguishment of debt, net of tax				0.6
Adjusted income from continuing operations				$48.9
Adjusted income from continuing operations per diluted share				$0.30

Free cash flow:
Net cash provided by operating activities				$147.6
Less capital expenditures				(36.9)
Free cash flow				$110.7

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Year ended September 30, 2013
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP results:
Net sales	$729.5	$391.3	$—	$1,120.8

Gross profit	$201.1	$112.1	$—	$313.2
Selling, general and administrative	108.3	71.8	34.3	214.4
Restructuring	1.5	0.1	(0.1)	1.5
Operating income (loss)	$91.3	$40.2	$(34.2)	97.3
Interest expense, net				51.7
Loss on early extinguishment of debt				1.4
Income tax expense				8.8
Income from continuing operations				35.4
Income from discontinued operations				5.4
Net income				$40.8

Net income per diluted share:
Continuing operations				$0.22
Discontinued operations				0.03
Net income				$0.25

Capital expenditures	$24.0	$12.3	$0.2	$36.5

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$91.3	$40.2	$(34.2)	$97.3
Restructuring	1.5	0.1	(0.1)	1.5
Adjusted operating income (loss)	92.8	40.3	(34.3)	98.8
Depreciation and amortization	44.6	14.2	0.4	59.2
Adjusted EBITDA	$137.4	$54.5	$(33.9)	$158.0

Adjusted operating margin	12.7%	10.3%		8.8%
Adjusted EBITDA margin	18.8%	13.9%		14.1%

Adjusted income from continuing operations:
Net income				$40.8
Discontinued operations, net of tax				(5.4)
Loss on early extinguishment of debt				0.8
Restructuring, net of tax				0.8
Deferred tax asset valuation allowance adjustment				(8.9)
Adjusted income from continuing operations				$28.1
Adjusted income from continuing operations per diluted share				$0.18

Free cash flow:
Net cash provided by operating activities				$114.1
Less capital expenditures				(36.5)
Free cash flow				$77.6